WRITTEN INSTRUMENT AMENDING THE
FIRST AMENDED AND RESTATED DECLARATION OF TRUST

ASSET MANAGEMENT FUND

WHEREAS, the Trustees of Asset Management Fund (the “Trust”) previously established and designated the Money Market Fund (the “Fund”) as a series of the Trust;

WHEREAS, there are no Interests in the Fund outstanding as of the date hereof;

WHEREAS, Sections 6.2(b) and 6.19 of Article VI of the Trust’s First Amended and Restated Declaration of Trust dated September 22, 2006 (the “Declaration of Trust”) authorizes the Trustees to abolish any series if no Interests are outstanding;

The undersigned, the Trustees of the Trust, a Delaware statutory trust, pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust effective as of August 15, 2012 as follows:

1.           Money Market Fund, a previously established and designated series of the Trust is hereby abolished;

2.           The reference to Money Market Fund set forth in Section 6.2 of Article VI is hereby deleted.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have as of this 15th day of August, 2012 signed these presents.

/s/ Gerald J. Levy	/s/ David F. Holland
Gerald J. Levy	David F. Holland

/s/ Rodger D. Shay	/s/ William A. McKenna
Rodger D. Shay	William A. McKenna, Jr.

/s/ Rodger D. Shay, Jr.	/s/ Maria F. Ramirez
Rodger D. Shay, Jr.	Maria F. Ramirez